Exhibit 99.04
                                Southern Company
                        Analysis of Consolidated Earnings
                            (In Millions of Dollars)

                                            3 months ended December                         12 months ended December
                                     ---------------------------------------      ---------------------------------------------
                                        2005          2004           Change            2005            2004             Change
                                        ----          ----           ------            ----            ----             ------
Income Account-
Retail Revenue                        $2,666        $2,195             $471         $11,162          $9,732             $1,430
Wholesale Revenue                        429           303              126           1,667           1,341                326
Other Electric Revenues                  125           105               20             446             392                 54
Non-regulated Operating Revenues          67            67                -             277             264                 13
                                      ------        ------             ----         -------          ------             ------
Total Revenues                         3,287         2,670              617          13,552          11,729              1,823
                                      ------        ------             ----         -------          ------             ------
Fuel and Purchased Power               1,391           909              482           5,226           4,038              1,188
Non-fuel O & M                         1,020           981               39           3,511           3,294                217
Depreciation and Amortization            300           238               62           1,176             949                227
Taxes Other Than Income Taxes            175           153               22             680             627                 53
                                      ------        ------             ----         -------          ------             ------
Total Operating Expenses               2,886         2,281              605          10,593           8,908              1,685
                                      ------        ------             ----         -------          ------             ------
Operating Income                         401           389               12           2,959           2,821                138
Other Income, net                        (23)           (7)             (16)              4             (10)                14
Interest Charges and Dividends           203           179               24             777             697                 80
Income Taxes                              21            (1)              22             595             585                 10
Discontinued Operations, net of tax        5             -                5               -               3                 (3)
                                      ------        ------             ----         -------          ------             ------
NET INCOME AS REPORTED (See Notes)    $  159        $  204             $(45)        $ 1,591          $1,532             $   59
                                      ======        ======             ====         =======          ======             ======
NET INCOME EXCLUDING ONE-TIME ITEMS   $  159        $  180             $(21)        $ 1,591          $1,508             $   83
                                      ======        ======             ====         =======          ======             ======

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Notes

- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Includes a one-time after tax gain of $24 million in December 2004 from the resolution of an IRS audit for the years 2000 and 2001.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-K.